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                                                                   EXHIBIT 10.20

                             EMPLOYMENT AGREEMENT
                             --------------------

          THIS AGREEMENT, dated as of February 23, 1999, is made and entered into among AML Communications, Inc., a Delaware corporation (the "Company"), and Jacob Inbar, an individual (the "Executive").

                                R E C I T A L S
                                ---------------

          WHEREAS, it is the desire of the Company to assure itself of the management services of the Executive by directly engaging the Executive on a part-time basis. This position is independent of the Executive's role as Chairman of the Board of Directors.

          WHEREAS, the Executive desires to accept such engagement by the Company on the terms herein provided.

          NOW THEREFORE, in consideration of the respective covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                               A G R E E M E N T
                               -----------------

     1.   Employment
          ----------

          (a) The Company shall employ the Executive and the Executive shall enter the employ of the Company, for the period set forth in this Section 1 unless sooner terminated in accordance with the provisions of this Agreement, in the positions (or comparable positions) set forth in Section 2 and upon the other terms and conditions herein provided. The initial term of employment under this Agreement (the "Initial Term") shall be for the period beginning on the date of this Agreement and ending on August 23, 2001, unless earlier terminated as provided in Section 6.


          (b) At the expiration of the Initial Term and each anniversary thereafter, the terms of this Agreement shall automatically be terminated. The agreement may be extended for an additional year (the "Extension Term") by mutual agreement between the Company and the Executive transacted through written notice given to the Executive at any time prior to or on the anniversary date. If the Executive's employment term under this Agreement is extended for an Extension Term, it shall thereafter or during any Extension Term be terminable (other than upon expiration) only as provided in this Section or Section 6. Reference herein to the "Term of Employment" of this Agreement shall refer to both such Initial Term and any Extension Term.

     2.   Position and Duties
          -------------------

          (a) During the Initial Term of Employment, the Executive shall have such part-time duties, functions, responsibilities and authority as are consistent with that of a Chairman, working part-time, former senior executive and co-founder of the Company.

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     3.   Competition
          -----------

          (a) At any time during employment of the Executive by the Company, and for one year following the Term of Employment, the Executive shall be prohibited from engaging in Competition (as defined in subsection 3(b) below) with the Company; provided, however, that if the Executive is terminated by the
                  --------- -------
Company without Cause (as defined in subsection 6(c) below) or if the Executive terminates his employment for Good Reason (as defined in subsection 6(d) below), or if by mutual agreement (as defined in subsection 6(g) below), the foregoing prohibition shall terminate on the date of such termination.

          (b) The term "Competition" for purposes of this Agreement shall be outlined in the attached "Consulting/Employment Agreement Relating to Inventions and Confidential Information."

          (c) The Executive covenants that the Company shall, in addition to any other rights and remedies available under this Agreement, at law or otherwise, be entitled to an injunction to be issued by any court of competent jurisdiction enjoining and restraining the Executive from committing any violation of subsection 3(a) above.

          (d) Any provision of this Agreement which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this paragraph be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope of activity, geographic area or duration, or any combination thereof, is considered excessive, such covenant shall be modified and reformed so that the scope of activity, geographic area and duration of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

     4.   Place of Performance
          --------------------

          In connection with his employment during the Term of Employment, the Executive shall be based at the Executive's principal residence located at Westlake Village, California or at a Company designated location within 15 miles of the Executive's current principal residence. Notwithstanding the foregoing, the Executive shall undertake normal business travel on behalf of the Company.

The Company shall provide the Executive with a functionally equipped office at the Company's principal executive offices located at Camarillo, California. The Executive is expected to incur up to approximately four hours per week, at the Executive's choice, at the Company's principal executive offices.

5.  Compensation and Related Matters
    --------------------------------

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          (a)  Annual Base Salary.  The Executive shall receive an aggregate
               -------------------
base salary ("Annual Base Salary") which shall comprise of two (2) elements: an annual salary and an Initial Annual Bonus. For the first year of the Initial Term, the annual salary shall be $12,000 and the Initial Annual Bonus ("IBS") shall be $58,000. The Executive, in recognition of past services, is entitled to a $58,000 per year IBS for each year of the term of this contract, pro rata for the last six months. Therefore, the total IBS aggregates to $145,000. The IBS will be payable, in advance, on a quarterly basis beginning February 23, 1999. The Annual Base Salary for the second year and the last six months of the Initial Term will be adjusted at a rate to be negotiated between the Executive and the Chief Executive Officer but never less than the agreed upon Annual Base Salary in effect on the date of this agreement. Initial Annual Bonus is separate from the Bonus Compensation in subsection 5(b) below.

          In addition to the Annual Base Salary, the Executive shall receive an office stipend of $400 a month, to cover expenses incurred as a result of the Executive working from his residence. The Executive shall submit for approval to the Chief Executive Officer, requests for any office equipment necessary to facilitate his working from home.

          The Annual Base Salary for any period during the Extension Term shall be negotiated between the Executive and the Company.

          The Annual Base Salary shall be payable in accordance with the Company's normal payment practices but in no event shall such salary be payable less frequently than monthly, in equal installments, subject to tax and other withholding as required by applicable law.

          (b)  Bonus Compensation.  The Executive shall be entitled, on an
               ------------------
annual basis, to a cash bonus ("Bonus Compensation") in an amount to be determined by the Compensation Committee of the Board of Directors based upon the Company achieving certain targets of growth determined by the Compensation Committee of the Board on an annual basis.

          (c)  Benefits.  During the Term of Employment, the Executive shall be
               ---------
entitled to:

          (i) receive, at the discretion of the Compensation Committee of the Board, stock options under the Company's Stock Incentive Plan;

          (ii)   participate in the Company's 401 (k) plan; and


          (iii) participate in or receive benefits under any employee benefit plan or other arrangement including, but not limited to, any medical, dental, retirement, disability, life insurance, sick leave or arrangements made available by the Company to any of its employees (collectively, "Benefits"), subject to and on a basis consistent with the terms, conditions and overall administration of such plans or arrangements

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          (d)  Expenses.   The Company shall promptly pay directly or reimburse
               --------
the Executive for all reasonable travel and other business expenses incurred by the Executive in the performance of his duties to the Company under this Agreement, including without limitation, with respect to professional memberships and continuing education. Through December 1, 1999, the Company shall provide the Executive with an automobile comparable to the automobile currently provided to the Executive, and shall continue to pay or reimburse the Executive for all expenses related to the business use thereof (including insurance, gasoline and maintenance).

     6.   Termination
          -----------

          The Executive's employment hereunder may be terminated by the Company or the Executive, as applicable, under the following circumstances:

          (a)  Death.  The Executive's employment hereunder shall terminate upon
               ------
his death. In the case of the Executive's death, the Company shall pay to the Executive's beneficiaries or estate, as appropriate, (i) promptly after the Executive's death, the unpaid Annual Base Salary to which the Executive is entitled pursuant to subsection 5(a) prorated through the date of his termination and (ii) as soon as practical after the close of the Company's fiscal year in which the Executive's death occurs, a prorated portion of unpaid Bonus Compensation. This subsection 6(a) shall not limit the entitlement of the Executive's estate or beneficiaries to any death or other benefits then available to the Executive under the life insurance or other benefit plan or policy which is maintained by the Company for the Executive's benefit.

          (b)  Disability.
               -----------

          (i) If the Company determines in good faith, after considering all relevant medical evidence, that the Executive has incurred a Disability (as defined below) during the Term of Employment, such party may give the Executive written notice of their intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after the receipt of such notice by the Executive, provided that within 30 days after such receipt, the Executive shall not have returned to perform his duties. The Executive shall continue to receive his Annual Base Salary and Benefits until the date of termination. In the case of the Executive's Disability, the Company shall pay to the Executive (a) promptly after the Executive's termination, the unpaid Annual Base Salary to which the Executive is entitled pursuant to subsection 5(a) prorated through the date of the Executive's termination and (b) as soon as practical after the close of the Company's fiscal year in which the Executive's termination occurs, a prorated portion of unpaid Bonus Compensation. In addition, the Company shall pay the Executive the severance benefits as set forth in Section 7. This subsection 6(b) shall not limit the entitlement of the Executive to any disability or other benefits then available to the Executive under any disability insurance or other benefit plan or policy which is maintained by the Company for the Executive's benefit.

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          (ii) For the purpose of this Section, "Disability" shall mean the
Executive's failure to perform his duties to the Company for a total of 16 consecutive weeks during any 12 -month period as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld, delayed or conditioned unreasonably).

          (c)  Cause.
               ------

          (i) The Company may terminate the Executive's employment hereunder for Cause (as defined below). In the case of the Executive's termination for Cause, the Company shall promptly pay to the Executive (or his representative) the unpaid Annual Base Salary to which he is entitled pursuant to subsection 5(a) prorated through the date of the Executive's termination and the Executive shall be entitled to no other compensation.

          (ii) For the purpose of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon finding by the Board that the Executive has (1) engaged in acts or omissions with respect to the Company or any affiliate of the Company which constitute intentional misconduct or a knowing violation of law as reasonably determined by the disinterested members of the Board; (2) personally receive a benefit in money, property or services from the Company or any affiliate of the Company or from another person dealing with the Company in violation of applicable law; (3) breached his non-competition covenant with the Company; (4) breached his fiduciary duty of loyalty to the Company or any affiliate of the Company; (5) engaged in gross negligence in the performance of his duties to the Company or any affiliate of the Company; or (6) frequently and repeatedly failed to perform services for the Company or any affiliate of the Company which have been reasonably requested of him by the Board and which are consistent with the terms of this Agreement; provided, however, that "Cause" shall not exist unless and until the Company
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provides the Executive with (a) at least 15 days' prior written notice of its intention to terminate his employment for Cause, with a certified copy of the resolution of the Board approving the termination of the Executive's employment for Cause by the affirmative vote of not less than a majority of the Board (other than the Executive) and a written statement describing the nature of the Cause and (b) a reasonable opportunity and a reasonable period of time to cure any curable acts or omissions on which the finding of Cause is based. If the Executive cures the acts or omissions on which the finding of Cause is based, the Company shall not have Cause to terminate the Executive's employment hereunder.

          (d)  Good Reason
               -----------

          (i) The Executive may terminate his employment for Good Reason (as defined below). In the event that the Executive so terminates his employment for Good Reason, the Company shall pay to the Executive (a) promptly after the Executive's termination, the unpaid Annual Base Salary to which the Executive is entitled pursuant to subsection 5(a) prorated through the date of the Executive's termination and (b) as soon as practical after the close of the Company's fiscal year in which the Executive's

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termination occurs, a prorated portion of unpaid Bonus Compensation. In addition, the Company shall pay the Executive severance benefits as set forth in
Section 7.

          (ii) For the purpose of this Agreement, the Executive shall have "Good Reason" to terminate his employment with the Company in the event of (a) any reduction in the Executive's compensation (including Annual Base Salary, Bonus Compensation and Benefits, but excluding any termination or amendment of Benefits pursuant to a termination or amendment generally of the plan or arrangements relating thereto and excluding discretionary bonuses or similar discretionary payments), without the Executive's consent; (b) any material breach by the Company of, or default by it under, the provisions of the Agreement; provided, however, that in the case of any breach or default, the
           --------- --------
Executive shall not have Good Reason to terminate his employment unless and until he has provided the Company with written notice of such breach at least 15 days in advance of his intended termination date and a reasonable opportunity and period of time to cure such breach or default (provided, further, however,
                                                   --------  -------  -------
if the Company cures such breach, the Executive shall not have Good Reason to terminate this Agreement); (c) any substantial diminution of duties, responsibilities or status, or other imposition by the Company of unreasonable requirements or working conditions on the Executive which are not withdrawn or corrected in all material respects within a 30-day period following notice by the Executive to the Company of such diminution or imposition or, if any of the foregoing arose because of conditions or circumstances outside the control of the Company, such longer period as may be reasonably required under the circumstances.

     (e) Without Cause.  The Company may terminate the Executive's employment
     -----------------
hereunder Without Cause upon 30 days' written notice. In the event the Company terminates the Executive's employment Without Cause at any time during the Initial Term, the Company shall pay to the Executive (i) promptly after the Executive's termination, the unpaid Annual Base Salary to which the Executive is entitled pursuant to subsection 5(a) prorated through the date of the Executive's termination and (ii) as soon as practical after the close of the Company's fiscal year in which the Executive's termination occurs, a prorated portion of unpaid Bonus Compensation. In addition, the Company shall pay the Executive severance benefits as set forth in Section 7.


          (f) Resignation Without Good Reason.  The Executive may resign his
          -----------------------------------
employment Without Good Reason upon 30 days' written notice to the Company. In the case of the Executive's resignation Without Good Reason, the Company shall pay promptly to the Executive (or his Representative) the unpaid Annual Base Salary which he is entitled pursuant to subsection 5(a) prorated through the date of the Executive's termination. The Executive shall be entitled to no other compensation.

          (g) Mutual Agreement. The Executive's employment may be terminated by
              ----------------
Mutual Agreement between the Executive and the Company at any time. In the event of the Executive's termination by mutual agreement, the Company shall pay to the Executive (i) promptly after the Executive's termination, the unpaid Annual Base Salary to which the Executive is entitled pursuant to subsection 5(a) prorated through the date of the Executive's termination and (ii) as soon as practical after the close of the Company's fiscal year in which the Executive's termination occurs, a prorated portion of

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unpaid Bonus Compensation. In addition, the Company shall pay the Executive the severance benefits as set forth in Section 7.

          (h)  Expiration.  If either the Company or the Executive elects to
               ----------
terminate this Agreement pursuant to subsection 1(b) above, the Company shall pay to the Executive (i) promptly after the Executive's termination, the unpaid Annual Base Salary to which the Executive is entitled pursuant to subsection 5(a) prorated through the date of the Executive's termination and (ii) as soon as practical after the close of the Company's fiscal year in which the Executive's termination occurs, a prorated portion of unpaid Bonus Compensation.

     7.   Severance Benefits
          ------------------

          (a)  Termination.  If the Executive's employment shall be terminated
               -----------
by the Company pursuant to Section 6 (b), (d), (e), and (g) within the Initial Term, the Executive shall receive severance compensation which shall consist of bi-weekly payments in an amount equal to the Annual Base Salary effective upon the date of termination, prorated bi-weekly through August 23, 2001, except in the event this Agreement has theretofore been terminated by the Company or the Executive pursuant to subsection 1(b) above. In addition, all theretofore unvested stock options, restricted stock and other awards issued pursuant to the Stock Incentive Plan shall immediately vest and the Company shall continue to provide the Executive and his dependents with medical benefits for the duration of the Initial Term. Without limiting the provisions of Sections 6(a) and 6(b), the Company shall have the right at no cost or expense to the Executive to obtain additional insurance for the specific purpose of paying all or any portion of the severance compensation to the Executive as required by this
Section 7(a).

          (b)  Survival.  The expiration or termination of the Term of
               --------
Employment shall not impair the rights or obligations of any party hereto, which shall have accrued hereunder prior to such expiration.

          (c)  Mitigation of Damages.  In the event of any termination of the
               ---------------------
Executive's employment, the Executive shall not be required to seek other employment to mitigate damages, and any income earned by the Executive from other employment or self-employment shall not be offset against any obligations of the Company to the Executive under this Agreement.

     8.   Confidential Information
          ------------------------

          The Executive agrees not to disclose to any person not employed by the Company or any affiliated entity and not engaged to render services to the Company or any affiliated entity any confidential information obtained while in the employ of the Company; provided, however, that the restrictions contained
                           --------  -------
herein shall not apply to information that (i) was in the Executive's possession prior to any disclosure to him by the Company, (ii) is or becomes generally available to the public other than as a result of disclosure by the Executive or his representatives in violation of this Agreement, (iii) is or becomes available to the Executive on a non-confidential basis from a source (other than the Company or its representatives) which is not, to the Executive's knowledge,

                                       7
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prohibited from transmitting the information to the public generally by a contractual, legal, fiduciary or other obligation, (iv) was independently acquired or developed by the Executive outside the scope of his employment hereunder or by any predecessor of the Company or any affiliated entity without violating the Executive's obligation under this Agreement and without any obligation of the Executive to hold for the benefit of or contribute to the Company, or (v) is knowingly furnished to a third party by the Company or any representative of the Company without similar non-disclosure restrictions on the third party's use of such information. In addition, this Section 8 shall not preclude the Executive from the use or disclosure of information known generally to the public or of information not considered confidential by the Company or any affiliated entity or from making disclosures required by law or court order.

          For purposes of this Agreement, the term "confidential information" shall include all information of any nature and in any form which is owned by the Company or any affiliated entity and which is not publicly available or generally known to persons engaged in businesses similar to that of the Company including, but not limited to, research techniques; patents and patent applications; inventions and improvements, whether patentable or not; development projects; computer software and related documentation and materials (including source and use codes); designs, practices, processes, methods, know-how and other facts relating to the business of the Company; practices, processes, methods, know-how and other facts related to sales, advertising, promotions, financial matters, customers, customer lists or customers' purchases of goods or services from the Company; industry contracts; and all other secrets and information of a confidential and proprietary nature.

     9.   Disputes
          --------

          (a) Except as provided in subsection 3(c), any dispute or controversy arising under, out of, in connection with or in relation to this Agreement shall, at the election and upon written demand of any party to this Agreement, be finally determined and settled by arbitration in Los Angeles, California, in accordance with the rules and procedures of the American Arbitration Association, and judgement upon the award may be entered in any court having jurisdiction thereof.

          (b) If any legal action or arbitration or other proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief that may be granted.

     10.  Binding on Successors.  This Agreement shall be binding upon and inure
          ---------------------
to the benefit of the Company, the Executive and their respective successors, assigns, personal and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable.

     11.  Governing Law.  This Agreement is being made and executed in and is
          -------------
intended to be performed in the State of California and shall be governed, construed,

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

interpreted and enforced in accordance with the substantive laws of the State of California, without regard to the conflict of law principles thereof.

     12.  Validity.  The invalidity or unenforceability of any provision or
          --------
provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     13.  Notices.  Any notice, request, claim, demand, document and other
          -------
communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex, telecopy, or certified or registered mail, postage prepaid, as follows:

          (a) If to the Company, addressed to its principal offices to the attention of the Chief Executive Officer at 1000 Avenida Acaso, Camarillo, California 93012;

          (b)  If to the Executive, to him at his residence.

or any other address as any party shall have specified by notice in writing to the other parties.

     14.  Counterparts.  This Agreement may be executed in several counterparts,
          ------------
each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

     15.  Entire Agreement.  The terms of this Agreement are intended by the
          ----------------
parties to be the final expression of their agreement with respect to the employment of the Executive by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative or other legal proceeding to vary the terms of this Agreement.

     16.  Amendments:  Waivers.  This Agreement may not be modified, amended, or
          --------------------
terminated except by an instrument in writing, approved by the Chief Executive Officer and signed by the Executive and the Company. By an instrument in writing similarly executed, the Executive or the Company may waive compliance by the other party or parties with any provision of this Agreement that such other party was or is obligated to comply with or perform; provided, however, that
                                                     --------  -------
such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall preclude any other or further exercise of any other right, remedy or power provided herein or by law or in equity.

     17.  No Effects on Other Contractual Rights.  Notwithstanding Section 7,
          --------------------------------------
the provisions of this Agreement, and any other payment provided for hereunder, shall not reduce any amounts otherwise payable to the Executive under any other agreement

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between the Executive and the Company, or in any way diminish the Executive's rights under any other agreement with the Company or other officers of the Company, or employee benefit plan, program or arrangement of the Company to which he may be entitled as an employee of the Company.

     18.  No Inconsistent Actions.  The parties hereto shall not voluntarily
          -----------------------
undertake or fail to undertake any action or course of action inconsistent with
the provisions or essential intent of this Agreement.   Furthermore, it is the
intent of the parties hereto to act in a fair and reasonable manner with respect to the interpretation and application of the provisions of this Agreement.

     19.  Non-Renewal of This Agreement.  In the event the term of this
          -----------------------------
Agreement is not extended or renewed for any or no reason upon expiration of the Initial Term or an Extended Term, and this Agreement had not otherwise been previously terminated pursuant to Section 6, the Executive shall not be entitled to any severance compensation whatsoever under this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


                              EXECUTIVE:


                              __________________________________________
                              Jacob Inbar



                              AML COMMUNICATIONS, INC.,
                              A Delaware Corporation


                              By:_______________________________________
                                 Kirk Waldron, CEO

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